UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (only as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

REED’s, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FORWARD LOOKING STATEMENTS

This statement contains forward-looking statements. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained herein are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” or the negative of those words and other comparable words. You should be aware that those statements reflect only the predictions of Reed’s, Inc.’s management. If known or unknown risks or uncertainties should materialize, or if underlying assumptions should prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind not to place undue reliance on these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements contained in this statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851

December 27, 2022

URGENT – IMMEDIATE ACTION REQUESTED

Dear Fellow Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Reed’s, Inc., which will be held in person at 9:00 a.m. Eastern time on Tuesday, January 24, 2023 at the company’s principal executive offices located at 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851. We are asking you to approve an amendment to our Certificate of Incorporation that is very important to the future of the Reed’s.

As we previously disclosed, we are not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq as set forth in Nasdaq Listing Rule 5550(a)(2) (“Bid Price Rule”). We are also not in compliance with the $2.5 million minimum stockholders’ equity requirement for continued listing on the Nasdaq as set forth in Nasdaq Listing Rule 5550(b)(1) (“Minimum Stockholders’ Equity Rule”). Our Form 10-Q for the period ended September 30, 2022 reported a stockholders’ deficit of $3,436, and we did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations.

Following a hearing with the Nasdaq Panel, on September 28, 2022, the Panel granted our request for continued listing of our common stock pursuant to an “Exception”. Pursuant to the Exception, we have until February 13, 2023 to regain compliance with the Bid Price Rule and the Minimum Stockholders’ Equity Rule.

A delisting of our common stock would have significant adverse consequences both for the liquidity of your investment and under our outstanding 10% secured convertible promissory notes (“Notes”). As of September 30, 2022, the principal amount outstanding under the Notes was $13,350,000. The delisting of our common stock from Nasdaq would constitute a “Make-Whole Fundamental Change” under the Notes. In such circumstance, the holders of the Notes would have the right to require Reed’s to repurchase the Notes at a purchase price of 100% of the principal amount held by such holder, plus accrued and unpaid interest through, but not including, the repurchase date. In addition, we would also be required to pay the holders of the Notes a Make-Whole Fundamental Change payment. The repurchase of the Notes as a result of a Make-Whole Fundamental Change would likely render us insolvent and result in a bankruptcy, insolvency, liquidation, reorganization or other similar event. Such an event could result in substantial dilution to investors in our common stock or a total loss of your investment. Accordingly, we are holding the Special Meeting in order to obtain approval from our stockholders for an amendment to our Certificate of Incorporation to authorize our Board of Directors to effect a reverse stock split in order to facilitate regaining compliance with Nasdaq requirements.

At the Reed’s 2022 Annual Meeting of Stockholders, the stockholders of Reed’s approved a one-for-six to a one-for-25 reverse stock split to be effected at any time on or prior to December 31, 2022. After consultation with our advisors, the Board of Directors determined that, given market conditions and company goals to maintain long term compliance with the Bid Price Rule, it is in the best interests of Reed’s and its stockholders to increase the maximum reverse split ratio from one-for-25 to one-for-50 and have the option to effect the Reverse Stock Split after December 31, 2022.

As discussed in detail in this proxy statement, our Board of Directors strongly recommends you vote “FOR” each of the following proposals:

●	Approval of an amendment to the company’s Certificate of Incorporation to effect a reverse stock split of the outstanding shares of our common stock by a ratio of not less than one-for-six and not more than one-for-50 at any time on or prior to January 24, 2024, with the exact ratio to be set at a whole number within this range by the Board of Directors in its sole discretion (the “Reverse Stock Split Proposal”); and
●	Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 (the “Adjournment Proposal”).

WE NEED YOUR HELP! Approval of these proposals is critically important to Reed’s future. We intend to commence distribution of the proxy statement for the Special Meeting on or about December 27, 2022. You are strongly encouraged to carefully review the proxy statement and to submit your proxy in favor of the proposals. Whether or not you plan to attend the Special Meeting in person, we urge you to vote as soon as possible by authorizing a proxy as described in the enclosed materials to ensure that your shares are represented at this very important Special Meeting. You may vote by internet, telephone or mail by following the instructions on the proxy card or voting instruction form sent to you. If you attend the Special Meeting and wish to change your proxy vote, you may do so by voting in person at the Special Meeting.

Every vote is important at the Special Meeting. Please vote promptly by internet, telephone or mail by following the instructions on the proxy card or voting instruction form sent to you.

If you need any assistance voting please contact Okapi Partners, LLC: email info@okapipartners.com or phone (877) 259-6290.

We thank you for your continued support of Reed’s.

Sincerely,

John J. Bello	Norman E. Snyder, Jr.
Chairman	Chief Executive Officer

201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE

HELD ON January 24, 2023

Notice is hereby given that the Special Meeting of Stockholders (“Special Meeting”) of Reed’s, Inc. (“we”, “us”, “Reed’s” or the “company”), will be held at 9:00 a.m. Eastern time, on Tuesday, January 24, 2023 in person at the company’s principal executive offices located at 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851. The Special Meeting is called to conduct the following items of business:

1.	Approval of an amendment to the company’s Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the company’s common stock, par value $0.0001 per share, by a ratio of not less than one-for-six and not more than one-for-50 at any time on or prior to January 24, 2024, with the exact ratio to be set at a whole number within this range by our Board of Directors in its sole discretion (the “Reverse Stock Split Proposal”); and
2.	Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 (the “Adjournment Proposal”).

Both of the above matters are more fully described in the accompanying Proxy Statement.

All holders of record of our common stock as of the close of business on December 15, 2022, the record date, are entitled to notice of and to vote at this meeting and any adjournments or postponement thereof. A list of stockholders entitled to vote at the Special Meeting will be available for inspection during the ten days prior to the Special Meeting, during ordinary business hours, at Reed’s principal executive office. The stockholder list will also be available for inspection at the Special Meeting. Any stockholder attending the Special Meeting may vote in person even if he or she has returned a proxy card.

Your vote is important. As described in your electronic proxy materials notice or on the enclosed proxy or voting instruction card, please vote by: (1) accessing the Internet website, (2) calling the toll-free number, or (3) signing, dating, and mailing the enclosed proxy or voting instruction card. We encourage you to vote via the Internet, as this is the most cost-effective method. Even if you plan to attend the Special Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Special Meeting in person.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners, LLC at the address set forth below.

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

(212) 297-0720

Call Toll-Free at: (877) 259-6290

E-mail: info@okapipartners.com

By Order of the Board of Directors,

/s/ John J. Bello
John J. Bello
Chairman

Norwalk, Connecticut	December 27, 2022

Whether or not you intend to attend the meeting in person, please sign and date the enclosed proxy and return it in the enclosed envelope or vote by telephone or online following the instructions on the proxy.

Important Notice Regarding the Internet Availability of Proxy Materials for

the Reed’s, Inc. Special Meeting of Stockholders to be held on January 24, 2023

This Proxy Statement is available on the Internet at www.okapivote.com/REEDS

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PROCEDURAL INFORMATION

The enclosed proxy is solicited by the Board of Directors of Reed’s, Inc., a Delaware corporation, for use at the Reed’s, Inc. Special Meeting of Stockholders to be held at 9:00 a.m. Eastern time, on Tuesday, January 24, 2023 at the company’s principal executive offices located at 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851 and all postponements, continuations or adjournments thereof (the “Special Meeting”). These proxy materials are being mailed to our stockholders on or about December 27, 2022. In this Proxy Statement, we use the terms the “company,” “Reed’s” “we”, “our”, and “us” to refer to Reed’s, Inc.

About the Special Meeting

You are entitled to attend the Special Meeting only if you are a Reed’s, Inc. stockholder as of the close of business on the record date or hold a valid proxy for the Special Meeting. You will need to present a valid government-issued or other acceptable photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, trustee or other nominee (i.e., in street name), you will need to provide proof of beneficial ownership as of the record date, such as your most recent account statement dated as of or prior to December 15, 2022, and a copy of the voting instruction form provided by your broker, trustee or other nominee, or other similar evidence of ownership.

References in the Proxy Materials to the “Special Meeting” also refer to any adjournments, postponements or changes in location of the Special Meeting, to the extent applicable.

Important Notice

Whether or not you intend to attend the meeting in person, please sign and date the enclosed proxy and return it in the enclosed envelope or vote by telephone or online following the instructions on the proxy. This will not limit your rights to attend or vote at the Special Meeting.

Voting Procedures

A representative of Okapi Partners, LLC will tabulate votes and serve as Inspector of Election for the meeting. Each stockholder will be entitled to one vote for each share with respect to each matter to be voted on at the meeting. A “stockholder of record” is a person or entity who holds shares on the record date that are registered in such stockholder’s name on the records of our transfer agent. A person or entity who holds shares through a broker, bank, or other nominee is considered a “beneficial owner” of the shares. You may receive more than one set of proxy materials. This means your shares are held in more than one account. Please vote all of your shares.

Voting by Stockholders of Record. If you are a stockholder of record, you may vote (i) through the Internet before or the Special Meeting, using the instructions on the proxy card and those posted at www.okapivote.com/REEDS, (ii) by telephone from the United States, using the number on the proxy card, (iii) by completing and returning the enclosed proxy card or (iv) in person at the Special Meeting. Shares represented by proxy will be voted during the meeting and may be revoked at any time prior to the time at which voting closes during the meeting. Please note that attending the meeting without casting a vote will not revoke any previously submitted proxy. If you properly complete and sign your proxy card, but do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted in accordance with the recommendation of our Board of Directors.

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Voting by Beneficial Owners. If you are a beneficial owner of shares, these proxy materials are being forwarded to you by your broker (or bank or other nominee) who is considered the stockholder of record of your shares. As the beneficial owner of the shares, you are entitled to direct your broker as to how to vote your shares. You may so instruct your broker through the Internet or by telephone as described in the applicable instructions your broker has provided with these proxy materials. You may also vote by completing the voting instruction card the broker provides to you. You may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures. If you provide voting instructions to your broker, your shares will be voted as you direct. If you do not provide voting instructions, pursuant to the rules of the New York Stock Exchange (the “NYSE”), your broker may vote your shares only with respect to proposals as to which it has discretion to vote under the NYSE’s rules. For any other “non-routine” proposals, the broker may not vote your shares at all, which is referred to as a “broker non-vote.” Please note that, in the absence of your specific instructions as to how to vote, your broker may not vote your shares with respect to Proposal No. 2, the Adjournment Proposal, so please provide instructions to your broker regarding the voting of your shares.

Frequently Asked Questions

Who may vote?

Admittance to the Special Meeting will be limited to stockholders. The Board of Directors has fixed the close of business on December 15, 2022 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection for a period of 10 days prior to the meeting, during regular business hours, at our corporate headquarters at the address set forth above. If you want to inspect the stockholder list prior to the meeting, please call Thomas J. Spisak, our Chief Financial Officer and Corporate Secretary at 1-203-890-0557 to schedule an appointment. In addition, the list of stockholders also will be available for inspection at the Special Meeting.

Who are the proxies?

The Board of Directors has appointed John J. Bello, our Chairman, and Norman E. Snyder, Jr., our Chief Executive Officer, to serve as proxies at the Special Meeting. When you fill out your proxy card and return it, or if you vote electronically, you will be giving the proxies your instruction on how to vote your shares at the Special Meeting.

How do I specify how I want my shares voted?

If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote, it will be voted according to the recommendation of the Board of Directors on that proposal.

What items will be voted upon at the Special Meeting?

The following items will be voted upon at the Special Meeting:

1. The approval of an amendment to the company’s Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the company’s common stock, par value $0.0001 per share, by a ratio of not less than one-for-six and not more than one-for-50 at any time on or prior to January 24, 2024, with the exact ratio to be set at a whole number within this range by the Board of Directors of the company in its sole discretion. (the “Reverse Stock Split Proposal”); and

2. The approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 (the “Adjournment Proposal”).

The Board of Directors does not currently know of any other matters that may be brought before the meeting for a vote. However, if any other matters are properly presented for action, it is the intention of the persons named on the proxy card to vote on them according to their best judgment.

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WhY AM I BEING ASKED TO APPROVE ANOTHER REVERSE STOCK SPLIT?

At the Reed’s 2022 Annual Meeting of Stockholders, the stockholders of Reed’s approved a one-for-six to a one-for-25 reverse stock split to be effected at any time on or prior to December 31, 2022, with the exact ratio to be set at a whole number within this range by the Board of Directors.

After consultation with its advisors, the Board of Directors determined that, given market conditions and company goals to maintain long term compliance with the Bid Price Rule, it is in the best interests of Reed’s and its stockholders to increase the maximum reverse split ratio from one-for-25 to one-for-50 and have the option to effect the Reverse Stock Split after December 31, 2022.

What is the board’s voting recommendation?

For the reasons set forth in more detail later in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the amendment to Reed’s Certificate of Incorporation to effect the reverse stock split of outstanding shares (Proposal No. 1). The Board of Directors unanimously recommends a vote “FOR” an adjournment of the Special Meeting (Proposal No. 2), if necessary, to solicit additional proxies, if there are not sufficient votes in favor of Proposal No. 1.

Who will solicit proxies on behalf of the board?

The company has retained Okapi Partners, LLC, a proxy solicitation firm, who may solicit proxies on the Board of Directors’ behalf. The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, Internet and personal solicitation by our directors, director nominees and certain of our executive officers and other employees (who will receive no additional compensation for such solicitation activities), or by Okapi Partners, LLC. You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website or other websites. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement. In addition, none of the information on the other websites listed in this Proxy Statement is part of this Proxy Statement. These website addresses are intended to be inactive textual references only.

Who will pay for the costs involved in the solicitation of proxies?

The entire cost of soliciting proxies on behalf of the Board of Directors, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders by, or on behalf of, the company, will be borne by the company. Copies of the company’s solicitation material will be furnished to banks, brokerage houses, dealers, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our Annual Report to beneficial owners. In addition, if asked, the company will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners. We have engaged Okapi Partners, LLC to solicit proxies from stockholders in connection with the Special Meeting. We will pay Okapi Partners, LLC a fee of $9,000 plus costs and expenses. In addition, we have agreed to indemnify Okapi Partners, LLC and certain related persons against certain liabilities arising out of or in connection with their engagement.

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Who can answer my questions?

Your vote at this year’s Special Meeting is important, no matter how many or how few shares you own. Please sign and date the enclosed proxy card or voting instruction form and return it in the enclosed postage-paid envelope promptly or vote by Internet or telephone. If you have any questions or require assistance in submitting a proxy for your shares, please call Okapi Partners, LLC, the firm assisting us in the solicitation of proxies:

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

(212) 297-0720

Call Toll-Free at: (877)259-6290

E-mail: info@okapipartners.com

How can I obtain additional copies of these materials or copies of other documents?

Complete copies of this Proxy Statement are also available at: www.okapivote.com/REEDS.

You may also contact Okapi Partners, LLC for additional copies. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

How can I provide my comments to the company?

We urge you to let us know your comments about the company or to bring a particular matter to our attention by writing directly to us at Reed’s, Inc., 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851, attention: Thomas J. Spisak, Chief Financial Officer and Secretary.

How many votes are needed to have the proposals pass?

The affirmative vote of the majority of outstanding shares entitled to vote on the matter is required to approve Proposal No. 1 (the Reverse Stock Split Proposal), effecting an amendment to the Certificate of Incorporation. The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the matter at the Special Meeting is required to approve Proposal No. 2 (the Adjournment Proposal).

How are the votes counted?

You will have one vote for each share of our common stock that you owned on the record date. If the proxy card is properly executed and returned prior to the Special Meeting, the shares of common stock it represents will be voted as you instruct on the proxy card. If a proxy card is unmarked, or if you indicate no vote, the shares of common stock it represents will be voted “FOR” Proposal No. 1, the Reverse Stock Split Proposal and “FOR” Proposal No. 2, the Adjournment Proposal.

No Cumulative Voting. Holders of common stock shall not be entitled to cumulate their votes on either matter.

Abstentions. In both matters abstentions have the same effect as votes “AGAINST” the matter. Abstentions will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Special Meeting.

Broker Non-Votes. Whether a proposal is considered a “routine” matter or a “non-routine” matter is subject to the interpretation of certain rules that are applicable to brokers. Nasdaq Rule 2251 currently governs when Nasdaq members may vote shares held for customers by adopting the FINRA Rules. The FINRA rule, in turn, currently prohibits members from voting any uninstructed shares, but also permits the member to follow the rules of another self-regulatory organization of which the broker is a member, such as NYSE, instead, provided that the records of the member clearly indicate the procedure it is following. Proposal No. 1 (the Reverse Stock Split Proposal) is considered a “routine” matter under NYSE guidelines. Any NYSE member broker who has received no instructions from its clients and participates in discretionary voting will have discretion to vote its clients’ uninstructed shares on Proposal No. 1.

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If you are a beneficial holder and you wish to vote “for,” “against” or “abstain” from Proposal No. 1 and your broker is an NYSE member that participates in discretionary voting, you will have to provide your broker with such an instruction. Otherwise, your broker may vote in its discretion on this Proposal No. 1. On the other hand, a broker is not entitled to vote shares held for a beneficial owner on the non-routine item contained in Proposal No. 2. A “broker non-vote” occurs when a broker cannot vote on a matter without instructions from the beneficial holder and such instructions are not received. Under Delaware law “broker non-votes” are not considered entitled to vote and will have no effect on the outcome of Proposal No. 2. Shares underlying “broker non-votes” will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Special Meeting since there is at least one routine item on the ballot.

Quorum. A majority of the shares of common stock outstanding on the record date of December 15, 2022, represented in person or by proxy, will constitute a quorum at the Special Meeting. As of December 15, 2022 we had 126,039,873 shares of common stock outstanding. The number of shares required to be represented in person or by proxy at the Special Meeting to constitute a quorum is 63,019,937.

Who wIll pay for the costs involved in the solicitation of proxies?

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Reed’s. Reed’s will pay all costs of preparing, assembling, printing and distributing the proxy materials. Copies of proxy materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names. Our employees, officers and directors may, for no additional compensation, solicit proxies on behalf of the Board of Directors through the mail, in person and by telecommunications. Upon request, we will reimburse brokerage firms and other record holders for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.

Do stockholders have any dissenters’ right with regards to the matters proposed to be acted upon?

There are no rights of appraisal or other similar rights of dissenters under the laws of the State of Delaware with respect to any of the matters proposed to be acted upon herein.

Where can I find the voting results of the Special Meeting?

We expect to announce preliminary voting results at the Special Meeting. The final voting results will be reported in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission within four business days of the Special Meeting, and that Form 8-K will be available on our website at www.drinkreedsinc.com/investors/sec-filings/.

Is my vote confidential?

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card, as necessary to meet applicable legal requirements, or to assert or defend claims for or against the company.

Conduct at the Special Meeting

The Chairman of the Special Meeting has broad responsibility and legal authority to conduct the Special Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. Copies of these rules will be available at the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the need to conclude the meeting within a reasonable period of time, we cannot ensure that every stockholder who wishes to speak on an item of business will be able to do so.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of December 15, 2022 for (i) each Named Executive Officer and director, and (ii) all Named Executive officers and directors as a group and (iii) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock. A person is considered to beneficially own any shares (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children. Unless otherwise indicated, principal address is 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851.

Named Beneficial Owner Directors and Named Executive Officers	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)
Leon M. Zaltzman (2)	23,369,260	17.8%
John J. Bello (3)	12,019,188	9.3%
Norman E. Snyder, Jr. (4)	1,913,881	1.5%
Neal Cohane (5)	797,403	0.6%
Thomas J. Spisak (6)	701,802	0.6%
Thomas W. Kosler (7)	695,887	0.6%
James C. Bass (8)	556,881	0.4%
Louis Imbrogno, Jr. (9)	480,758	0.4%
Lewis Jaffe (10)	369,568	0.3%

Directors and Named Executive Officers as a group (9 persons)	40,904,628	29.9%

5% or greater stockholders
Union Square Entities (11)	23,369,260	17.8%
Whitebox Advisors LLC (“WA”) (12)	12,410,519	9.8%
Whitebox General Partner LLC (“WGP) (12)	12,410,519	9.8%
Whitebox Multi-Strategy Partners (“WMP”) (12)	7,170,522	5.7%

* Less than 1%

(1) Based on 126,039,873 shares outstanding as of December 15, 2022.

(2) Principal address is 1120 Avenue of the Americas, Floor 15, New York, NY, 10036. Includes 5,357,143 shares of common stock issuable upon exercise of certain warrants and are subject to a 19.99% beneficial ownership blocker.

Mr. Zaltzman is the managing member of each of USPCM and USPGP. See footnote 11.

(3) Includes 50,000 shares issuable upon exercise of currently-exercisable options and warrants of 2,927,755.

(4) Includes 812,938 shares issuable upon exercise of currently-exercisable options.

(5) Includes 596,126 shares issuable upon exercise of currently-exercisable options.

(6) Includes 448,130 shares issuable upon exercise of currently-exercisable options.

(7) Includes warrants to purchase 178,572 shares.

(8) Includes 80,000 shares issuable upon exercise of currently-exercisable options

(9) Includes 80,000 shares issuable upon exercise of currently-exercisable options

(10) Includes 50,000 shares issuable upon exercise of currently-exercisable options

(11) Principal address of Union Square Park Partners, LP (the “USPP Fund”), Union Square Park Capital Management, LLC (“USPCM”), and Union Square Park GP, LLC (“USPGP”) is 1120 Avenue of the Americas, Suite 1512, New York, NY 10036. USPCM serves as the investment manager to the USPP Fund and as such may be deemed to have voting and investment power over the securities held by the USPP Fund. USPGP serves as the general partner of the USPP Fund and as such may be deemed to have voting and investment power over the securities held by the USPP Fund. Mr. Zaltzman is the managing member of each of USPCM and USPGP. Includes 5,357,143 shares of common stock issuable upon exercise of certain warrants and are subject to a 19.99% beneficial ownership blocker.

(12) Principal address is of WA and WGP is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416. Principal address of WMP is Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348 Grand Cayman, KY1-1108, Cayman Islands. Each of WA and WGP is deemed to be the beneficial owner of 12,410,519 shares, as a result of WA’s clients’ ownership of (i) $13,150,000 principal amount of Reed’s Secured Convertible Promissory Notes (“Notes”), which are convertible into shares of common stock based on the initial conversion rate of 4.1530 shares of Common Stock per one dollar ($1) principal amount of Notes, but subject to the Blocker (as defined hereinbelow), and (ii) an option to purchase up to an additional $9,500,000 aggregate principal amount of Notes, having identical terms to the initial Notes issued. The Notes are subject to a blocker which prevents the holder from converting the Notes to the extent that, upon such conversion, the holder would beneficially own in excess of 9.9% of the common stock outstanding as a result of the conversion (the “Blocker”).WMP may be deemed to be the beneficial owner of 7,170,522 shares, as a result of its ownership of $7,597,778 principal amount of Notes and subject to the Blocker as applied to the aggregate number of Notes held by WA’s clients and then applied pro rata to the Notes held directly by WMP. Each of WA and WGP is deemed to beneficially own 9.8% of the Common Stock. WMP may be deemed to beneficially own 5.7% of the common stock.

PROPOSAL NO. 1 – REVERSE STOCK SPLIT PROPOSAL

The Board of Directors has determined that it is advisable and in the company’s and its stockholders’ best interests that the Board of Directors implement a reverse stock split of the outstanding shares of our common stock at any time on or prior to January 24, 2024, at a ratio of not less than one-for-six and not more than one-for-50, with the exact ratio to be set at a whole number within this range by the Board of Directors in its sole discretion. Accordingly, stockholders are asked to approve an amendment to our Certificate of Incorporation to effect a reverse stock split consistent with such terms and to grant authorization to the Board of Directors to determine, in its sole discretion, the specific timing and ratio of the reverse stock split.

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The Board of Directors strongly believes that the reverse stock split is necessary for the following reasons:

●	to provide us with resources and flexibility, with respect to our capital, sufficient to execute our business plans and strategy and improve the marketability and liquidity of our common stock;
●	to maintain our listing on the Nasdaq Capital Market;
●	to avoid a Make Whole Fundamental Change under our outstanding 10% secured convertible promissory notes (“Notes”); and
●	to meet contractual obligations under the Notes and provide adequate share reserve for the issuance of shares of our common stock pursuant to the Notes.

Accordingly, the Board of Directors unanimously approved a resolution proposing an amendment to our Certificate of Incorporation to allow for the reverse stock split and directed that it be submitted for approval at the Special Meeting.

In determining which reverse stock split ratio to implement, if any, following receipt of stockholder approval, the Board of Directors may consider, among other things, various factors, such as:

●	the historical trading price and trading volume of our common stock;
●	the then-prevailing trading price and trading volume of our common stock and the expected impact of the reverse stock split on the trading market for our common stock in the short- and long-term;
●	our ability to continue our listing on the Nasdaq Capital Market or qualify for new listing on other national securities exchanges;
●	which reverse stock split ratio would result in the least administrative cost to us; and
●	prevailing general market and economic conditions;
●	number of shares of common stock that may be issued pursuant to our Notes

Failure to approve the amendment could have serious, adverse effects on the company and its stockholders. If we are unable to implement a reverse stock split, we may fail to attract investment interest in our company and common stock, which could result in the failure to obtain the financing resources that we need to continue and expand our operations on the timing anticipated or at all. In addition, we will likely be delisted from the Nasdaq Capital Market because shares of our common stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing. If the Nasdaq Capital Market delists our common stock, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could adversely decrease to nominal levels of trading and become avoided by retail and institutional investors, resulting in the impaired liquidity of our shares.

The text of the form of the proposed amendment to our Certificate of Incorporation, which assumes the approval of this Proposal No. 1, is attached hereto as Appendix 1. By approving this Proposal No. 1, stockholders will approve an amendment to our Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including six and 50 could be combined into one share of our common stock and authorize the Board of Directors to file such amendment, as determined by the Board of Directors in the manner described herein.

Certain of our officers and directors have an interest in the reverse stock split as a result of their ownership of common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” on page 12.

Reason for the Reverse Stock Split

To provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy.

The Board of Directors believes that the increased market price of our common stock expected as a result of implementing the reverse stock split could improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. The reverse stock split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold, like penny stocks), potentially increasing trading volume and liquidity of our common stock. The Reverse Stock Split could help increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

The Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

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To comply with Nasdaq’s bid price rule- Listing Rule 550(a)(2) – in an effort to maintain our listing on the Nasdaq Capital Market.

We are not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq as set forth in Nasdaq Listing Rule 5550(a)(2) (“Bid Price Rule”). We are also not in compliance with the $2.5 million minimum stockholders’ equity requirement for continued listing on the Nasdaq as set forth in Nasdaq Listing Rule 5550(b)(1) (“Minimum Stockholders’ Equity Rule”). Our Form 10-Q for the period ended September 30, 2022 reported a stockholders’ deficit of $3,436, and we did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations.

Following a hearing with the Nasdaq Panel, on September 28, 2022, the Panel granted our request for continued listing of our common stock pursuant to an “Exception”. Pursuant to the Exception, we have until February 13, 2023 to regain compliance with the Bid Price Rule and the Minimum Stockholders’ Equity Rule.

There can be no assurance that we will be able to satisfy the conditions set forth in the Exception on a timely basis, if at all, or that we will ultimately regain and sustain compliance with all applicable requirements for continued listing on The Nasdaq Capital Market. In the event that we are unable to comply with the terms of the Exception, our common stock may be delisted from Nasdaq.

If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting would materially and adversely affect our ability to raise capital on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

The Board of Directors believes that the reverse stock split is a potentially effective means for us to maintain compliance with the Nasdaq bid price rule and to at least mitigate, the likely adverse consequences of our common stock being delisted from the Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our common stock.

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To avoid a Make-Whole Fundamental Change under the Notes.

The delisting of our common stock from the Nasdaq Capital Market would constitute a Make-Whole Fundamental Change under the Notes. In such circumstance, the holders of the Notes would have the right to require the company to repurchase the Notes at a purchase price of 100% of the principal amount held by such holder, plus accrued and unpaid interest through, but not including, the repurchase date. In addition, we would also be required to pay the holders of the Notes a Make-Whole Fundamental Change payment . The repurchase of the Notes as a result of a Make-Whole Fundamental Change would likely render us insolvent and result in some type of bankruptcy, insolvency, liquidation, or reorganization event for the company. Such an event could result in substantial dilution to investors in our common stock, including a total loss of your investment.

To meet our contractual obligations under the Notes and reserve sufficient shares of common stock for issuance pursuant to the Notes.

Under this Proposal No. 1, the total number of authorized shares of common stock will not be reduced in accordance with the exchange ratio, which will result in a significant increase in the availability of authorized shares of common stock.

An aggregate of 35,564,397 shares of common stock (subject to adjustment for the reverse stock split) are currently reserved for issuance under the Notes. Following the receipt of stockholder approval for this Proposal No. 1, an aggregate of 82,229,000 shares of common stock (subject to adjustment for the reverse stock split) will be reserved for issuance under the Notes, for conversion of the Notes through maturity, assuming exercise of the Note Option and maximum “in-kind” Interest Payments.

Up to an additional 70,675,000 shares of common stock (subject to adjustment for the reverse stock split) may be reserved for issuance, at the company’s discretion, pursuant to Amortization Payments and Interest Payments, assuming payment in shares of common stock at value of no less than $0.10 per share.

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed reverse stock split will increase our stock price and have the desired effect of maintaining compliance with the Nasdaq bid price rule.

The Board of Directors expects that the reverse stock split of our common stock will increase the market price of our common stock so that we are able to attract investment and maintain compliance with the Nasdaq bid price rule. However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances, is varied. It is possible that (i) the per share price of our common stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split, (ii) the reverse stock split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks, or result in increased trading volume or liquidity; or (iii) the market price per post-reverse stock split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. Even after we effect a reverse stock split, the market price of our common stock may decrease due to factors unrelated to the reverse stock split. In any case, the market price of our common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the reverse stock split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Even if the market price per post-reverse stock split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float and the minimum market value of the public float.

Even if the proposed reverse stock split succeeds in bringing us in compliance with the Nasdaq Bid Price Rule, non-compliance with the Nasdaq Minimum Stockholders’ Equity Rule is a separate and additional basis for delisting.

We are not in compliance with the $2.5 million minimum stockholders’ equity requirement for continued listing on the Nasdaq as set forth in Nasdaq Listing Rule 5550(b)(1) – the Minimum Stockholders’ Equity Rule. Our Form 10-Q for the period ended September 30, 2022 reported a stockholders’ deficit of $3,436, and we did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations.

As a result, and pursuant to Listing Rule 5810(c)(2)(A), this deficiency serves as a separate and additional basis for delisting. If we are unable to comply with Nasdaq Listing Rule 5550(b)(1), our securities will be delisted from the Nasdaq Capital Market irrespective of our ability to comply with the bid price rule.

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The total number of authorized shares of common stock will not be reduced in accordance with the exchange ratio, which may result in a significant increase in the availability of authorized shares of common stock and will be dilutive to our stockholders.

The total number of authorized shares of common stock will not be reduced in accordance with the exchange ratio, which will result in a significant increase in the availability of authorized shares of common stock. Any additional common stock so authorized will be available for issuance by the Board of Directors for stock splits or stock dividends, acquisitions, raising additional capital, conversion of our debt into equity, or other corporate purposes, and any such issuances may be dilutive to current stockholders.

The proposed reverse stock split may decrease the liquidity of our stock.

The liquidity of our capital stock may be harmed by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

The increased proportion of unissued authorized shares to issued shares may have anti-takeover effects under certain circumstances, although the Board of Directors is not implementing the reverse stock split for such purpose.

The increased proportion of unissued authorized shares to issued shares may have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board of Directors or render tender offers for a combination with another entity more difficult to successfully complete. The Board of Directors is not implementing the reverse stock split to have any anti-takeover effects.

Principal Effects of the Reverse Stock Split

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of our common stock. Except to the extent that whole shares will be exchanged in lieu of fractional shares as described below, the proposed reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us and proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split. The number of stockholders of record also will not be affected by the proposed reverse stock split, except to the extent that whole shares will be exchanged in lieu of fractional shares as described below.

January 24, 2024 Deadline to Implement Proposed Reverse Stock Split

If this Proposal No. 1 is approved by the stockholders at the Special Meeting, the Board of Directors will implement a reverse stock split of the outstanding shares of our common stock at any time on or prior to January 24, 2024, at a ratio of not less than one-for-6 and not more than one-for-fifty, with the exact ratio to be set at a whole number within this range by the Board of Directors in its sole discretion. The Board of Directors’ authority to implement the reverse stock split proposed in this Proposal No. 1 would expire and be of no further effect on January 25, 2024.

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The following table contains approximate information relating to our common stock under the proposed reverse stock split ratio of one-for-six, one-for-10 and subsequent increments of five up to one-for-50, rounding up to the next whole share, as of September 30, 2022:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Issuance(1)	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	180,000,000	112,752,750	44,055,017	23,192,233
Post-Reverse Stock Split 1:6	180,000,000	18,792,125	7,342,503	153,865,372
Post-Reverse Stock Split 1:10	180,000,000	11,275,275	4,405,502	164,319,223
Post-Reverse Stock Split 1:15	180,000,000	7,516,850	2,937,002	169,546,148
Post-Reverse Stock Split 1:20	180,000,000	5,637,638	2,202,751	172,159,611
Post-Reverse Stock Split 1:25	180,000,000	4,510,110	1,762,201	173,727,689
Post-Reverse Stock Split 1:30	180,000,000	3,758,425	1,468,501	174,773,074
Post-Reverse Stock Split 1:35	180,000,000	3,221,508	1,258,715	175,519,777
Post-Reverse Stock Split 1:40	180,000,000	2,818,819	1,101,376	176,079,805
Post-Reverse Stock Split 1:45	180,000,000	2,505,617	979,001	176,515,382
Post-Reverse Stock Split 1:50	180,000,000	2,255,055	881,101	176,863,844

(1) The pre-reverse stock split number of shares of our common stock reserved for future issuance includes the following, as of September 30, 2022:

Warrants	12,547,289
Options	8,836,872
Convertible Note Payable	22,457,782
Unvested restricted common stock	175,430
Series A Convertible Preferred stock	37,644
Total	44,055,017

Reduction of Shares Held by Individual Holders of Common Stock. After the effective date of the proposed reverse stock split, each holder will own fewer shares of common stock. However, the proposed reverse stock split will affect all holders of common stock uniformly and will not affect any holder of common stock’s percentage ownership interest in the company, except to the extent that the reverse stock split results in any holder of common stock owning a fractional share as described below. Proportionate voting rights and other rights of the holders of common stock will not be affected by the proposed reverse stock split (other than as a result of rounding up to the nearest whole share in lieu of issuance of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of holders of common stock of record would not be affected by the reverse stock split. However, if the reverse stock split is implemented, it may increase the number of holders of common stock who own “odd lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.

After the effective date of the reverse stock split, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be reported on the Nasdaq Capital Market under the symbol “REED,” although it is likely that the Nasdaq Stock Market would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the reverse stock split to indicate that the reverse stock split had occurred.

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Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be reported on the Nasdaq Capital Market under the symbol “REED,” although it is likely that the Nasdaq Stock Market would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the reverse stock split to indicate that the reverse stock split had occurred.

Effect on Warrants

The reverse stock split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise or conversion of the warrants issued by the company, in accordance with the reverse stock split ratio determined by the Board of Directors.

The adjustments to the warrants, as required by the reverse stock split and in accordance with the reverse stock split ratio as determined by the Board of Directors, would result in approximately the same aggregate price being required to be paid under such warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split.

Effective Date

The proposed reverse stock split would become effective on the date of filing of a certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. On the effective date, shares of our common stock issued and outstanding and shares of common stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio determined by the Board of Directors within the limits set forth in this proposal. If the proposed amendment is not approved by our stockholders, a reverse stock split will not occur.

Treatment of Fractional Shares

No fractional shares would be issued if, as a result of the reverse stock split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the reverse stock split will automatically be entitled to receive an additional share of common stock. In other words, any fractional share will be rounded up to the nearest whole number.

Preferred Stock. At the Effective time, conversion price of the outstanding Series A Convertible Preferred Stock will be adjusted such that the number of shares of common stock issuable upon conversion will be decreased in proportion to the decrease in the aggregate shares of common stock outstanding.

Change in Number and Exercise Price of Employee and Director Equity Awards. Under the terms of the company’s outstanding equity awards, the reverse stock split would cause a reduction in the number of shares of common stock issuable upon exercise or vesting of such awards in proportion to the reverse stock split ratio and would cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares of commons stock authorized for future issuance under the company’s equity plans will also be proportionately reduced. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Regulatory Effects. The common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (“Exchange Act”), and the common stock is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act or the company’s obligation to publicly file financial and other information with the SEC. If the proposed reverse stock split is implemented and our common stock has not been delisted from Nasdaq, the common stock will continue to trade on The Nasdaq Capital Market under the symbol “REED” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred). If the reverse stock split is implemented and our common stock has been delisted from Nasdaq, we believe the common stock would continue to be reported on the OTC. However, if we are delisted from the Nasdaq Capital Market, we currently intend to file an application to list our common stock on a national securities exchange following the effectiveness of the reverse stock split.

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No Going Private Transaction. Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

The Proposed Reverse Stock Split may not Increase the Company’s Stock Price over the Long-Term, which would Prevent the Company from Realizing Some of the Anticipated Benefits of the Reverse Stock Split. The Board of Directors expects that the reverse stock split will increase the market price of the common stock so that the company is able to maintain compliance with the Nasdaq minimum bid price listing standard if our common stock remains listed on the Nasdaq Capital Market or, in the alternative, meet the eligibility requirements for listing on a national securities exchange, if our common stock is no longer listed on the Nasdaq Capital Market. However, the effect of the reverse stock split upon the market price of the common stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the common stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the reverse stock split, and there can be no assurance that the market price per share of the common stock after the reverse stock split will either exceed or remain in excess of any minimum bid price requirement for a sustained period of time. The market price of the common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the company’s future performance. In addition, even if the company is able to maintain the listing of its common stock on the Nasdaq Capital Market, there can be no assurance that the company will not be delisted in the future due to a failure to meet other continued listing requirements, even if the market price per share of the common stock after the reverse stock split remains in excess of $1.00. Further, if the company’s common stock is delisted from Nasdaq, there can be no assurance that the common stock will meet the other eligibility requirements for listing on another national securities exchange.

The Proposed Reverse Stock Split may Decrease the Liquidity of the Company’s Stock. The liquidity of the common stock may be harmed by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

Stockholders’ Equity. Following the effectiveness of the amendment to the company’s Certificate of Incorporation, the stated capital on the company’s balance sheet and the additional paid-in capital account, in each case, attributable to the common stock, will be adjusted to reflect the reverse stock split. The par value per share of the common stock will remain unchanged at $0.0001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on the company’s consolidated balance sheet attributable to common stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of the common stock outstanding. The company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the reverse stock split.

Shares Held in Book-Entry and Through a Bank, Broker or Other Nominee

The combination of, and reduction in, the number of our outstanding shares of common stock as a result of the reverse stock split will occur automatically at the effective time without any additional action on the part of our stockholders.

Upon the reverse stock split, we intend to treat stockholders holding shares of common stock in “street name” (that is, through a bank, broker or other nominee) in the same manner as registered stockholders whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding shares of our common stock in “street name”; however, these banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your shares of common stock with a bank, broker or other nominee, and you have any questions in this regard, we encourage you to contact your nominee.

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If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-reverse stock split shares of our common stock in registered book-entry form. If you are entitled to post-reverse stock split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective time indicating the number of shares of our common stock you hold.

If you hold any of your shares of our common stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-reverse stock split shares of our common stock for either: (i) a certificate representing the post-reverse stock split shares of our common stock or (ii) post-reverse stock split shares of our common stock in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after the effective time indicating the number of shares of our common stock you hold. Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split shares of our common stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

Dissenter’s Rights

Under the Delaware General Corporation Law, our stockholders will not be entitled to dissenter’s rights with respect to the consummation of the reverse stock split as contemplated by the Amendment, and we do not intend to independently provide our stockholders with any such rights.

Stockholders should not destroy any share certificate(s) and should not submit any share certificate(s) until requested to do so.

Interests of Certain Persons in the Proposal

Certain of the company’s officers and directors have an interest in this Proposal No. 4 as a result of their ownership or potential ownership of shares of stock of the company, as set forth in the sections entitled “Security Ownership of Certain Beneficial Owners and Management”. However, the company does not believe that its officers or directors have interests in the reverse stock split that are different from or greater than those of any other holder of common stock.

No Fractional Shares

The company does not currently intend to issue fractional shares in connection with the reverse stock split. We will round up to the nearest whole share for stockholders, who own the common stock prior to the effective time of the reverse stock split and who otherwise would hold fractional shares because the number of shares of common stock they held before the reverse stock split would not be evenly divisible based on the reverse stock split ratio.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.0001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The shares of common stock held in treasury, if any, will also be reduced proportionately based on the exchange ratio of the reverse stock split. We will reclassify prior period per share amounts and the Consolidated Statements of Stockholders’ Equity for the effect of the reverse stock split for any prior periods in our financial statements and reports such that prior periods are comparable to current period presentation. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

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Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain U.S. federal income tax consequences of the reverse stock split to the company and to holders of the common stock that hold such stock as a capital asset for U.S. federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons and does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Code, including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, holders that are partnerships or other pass-through entities for U.S. federal income tax purposes, holders whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, holders subject to the alternative minimum tax, holders who hold the common stock’s common stock or convertible notes as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired the common stock’s common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

We are required to provide the holders of our common stock with information regarding the tax impact of the reverse stock split, which we intend to provide on our website at www.drinkreeds.com.

Vote Required

The affirmative vote of the majority of outstanding shares entitled to vote on the matter is required to amend our Certificate of Incorporation to effect the reverse stock split.

Your broker has discretionary authority to vote your shares with respect to Proposal No. 1.

The Board of Directors recommends a vote “FOR” Proposal No. 1 - the Reverse Stock Split Proposal.

PROPOSAL NO. 2- ADJOURNMENT PROPOSAL

If there are not sufficient votes in favor of Proposal No. 1 (the Reverse Stock Split Proposal), we intend to move to adjourn the Special Meeting, if necessary or appropriate (as determined in good faith by our Board of Directors) to a later time or date, from time to time, in order to enable the Board of Directors to solicit additional proxies.

In the Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted.

Vote Required

Approval of the Adjournment Proposal requires the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the matter.

Under Delaware law “broker non-votes” are not considered entitled to vote and will have no effect on the outcome of Proposal No. 2.

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Please note that, in the absence of your specific instructions as to how to vote, your broker may not vote your shares with respect to Proposal No. 2, so please provide instructions to your broker regarding the voting of your shares.

The Board of Directors recommends a vote “FOR” Proposal No. 2 - the Adjournment Proposal.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This practice, known as “householding”, is designed to reduce the volume of duplicate information and reduce printing and postage costs.

If you and others who share your mailing address own our common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement or notice of internet availability of proxy materials from each company whose stock is held in such accounts. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of our Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials has been sent to your address.

We will promptly deliver separate copies of our proxy statement and annual report at the request of any stockholder who is in a household that participates in the householding of our proxy materials. You may send your request by mail to Reed’s, Inc., 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851, attention: Thomas J. Spisak, Chief Executive Officer and Secretary, or by telephone at 1-203-890-0557.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’s ANNUAL MEETING

If a stockholder wishes to present a proposal to be included in our proxy statement and form of proxy for the 2023 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC and namely, Securities Exchange Act Rule 14a-8. One of the requirements is that the proposal be received by our Secretary no later than September 2, 2023, which is 120 calendar days before August 31, 2023 - the anniversary date of the Proxy Statement was released to stockholders in connection with the 2022 Annual Meeting of Stockholders. If the date of next year’s Annual Meeting is changed by more than 30 days from the anniversary date of the 2022 Annual Meeting on October 5, 2022, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals we receive after that date will not be included in the proxy statement for the 2023 Annual Meeting of Stockholders.

Other stockholder proposals: A stockholder proposal not included in our proxy statement for the 2023 Annual Meeting of Stockholders will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our bylaws. The bylaws provide that we must have received the stockholder’s notice no more than 120 days in advance of the one-year anniversary of the date of the previous year’s Annual Meeting of Stockholders. To be timely, a stockholder proposal not included in our proxy statement for the 2023 Annual Meeting of Stockholders must be received by our Secretary no later than June 7, 2023, provided, however, that if the date of the Annual Meeting is more than thirty (30) days before or sixty (60) days after such anniversary date, such notice will be timely only if so delivered or mailed and received no later than the later of one hundred twenty (120) days prior to the date of the meeting or ten (10) days after the first public announcement of the date of the Annual Meeting. Except to the extent otherwise required by law, the adjournment of a meeting of stockholders shall not commence a new time period for the giving of a stockholder’s notice as describe above. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure and provisions of our bylaws.

We urge stockholders to submit all proposals by Certified Mail - Return Receipt Requested. Stockholder proposals should be sent to Reed’s, Inc., 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851, attention: Thomas J. Spisak, Chief Financial Officer and Secretary.

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ANNUAL REPORT

Our audited financial statements for the fiscal year ended December 31, 2021 and certain other related financial and business information are contained in our 2021 Annual Report on Form 10-K, which was filed with the SEC on April 15, 2022. Copies of our Annual Report on Form 10-K (including our audited financial statements) may be obtained without charge by writing to Reed’s, Inc., 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851, attention: Thomas J. Spisak, Chief Financial Officer and Secretary. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

Pursuant to our Bylaws, business transacted at the Special Meeting is limited to the matters relating to the purposes stated in the Notice of Special Meeting.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the company.

No director of the company has informed the company that he intends to oppose the action taken by the company set forth in this Proxy Statement.

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

(212) 297-0720

Call Toll-Free at: (877) 259-6290

E-mail: info@okapipartners.com

By Order of the Board of Directors,

/s/ John J. Bello
John J. Bello
Chairman

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REED'S. INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
JANUARY 24, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby constitutes and appoints John J. Bello and Norman E. Snyder, Jr., and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on January 24, 2023 (the "Special Meeting") of Reed's, Inc., a Delaware corporation, in such manner as they, or any of them, may determine on any matters which may properly come before the Annual Meeting or any adjournments or postponements thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at 9:00 a.m. Eastern time on Tuesday, January 24, 2023, at 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851. The Special Meeting will be an in person meeting . The undersigned hereby revokes any proxies previously given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held
January 24, 2023
The Proxy Statement is available at:
www.okapivote.com/reeds

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL 1.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL 2.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s) in items 1 and 2 above. If this card contains no specific voting instructions, the shares will be voted FOR Proposal 1 and FOR Proposal 2.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID PROXIES MAY DO BY VIRTUE HERETO.

Control #:

Signature Date:

Signature (if held jointly) Date:

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

VOTE BY INTERNET – *Before the Special Meeting* - Go to *okapivote.com/REED*. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the Annual Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE – (866) 494-4435

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the Special Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Okapi Partners c/o Jeremy Provost, 1212 Avenue of the Americas, 24th floor, New York, NY 10036.

APPENDIX 1

Reed’s, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby adopts this Certificate of Amendment (this “Certificate of Amendment”), which amends its Certificate of Incorporation (the “Certificate of Incorporation”), as described below, and does hereby further certify that:

FIRST: The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the amendment to the Certificate of Incorporation described herein, and the Corporation’s stockholders duly adopted such amendment, all in accordance with the provisions of Section 242 of the DGCL.

SECOND: Article FOURTH of the Certificate of Incorporation is hereby amended by adding the following paragraph to the end of such Article:

“That, effective on the filing of this Certificate of Amendment of Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[●]1 reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [●] shares of Common Stock outstanding and held of record by each stockholder of the Corporation immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive one (1) additional whole share of Common Stock; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive one (a) additional share of Common Stock automatically and without any action by the holder.

The total number of shares of capital stock which the Corporation shall have authority to issue is 180,500,000 shares consisting of (a) 180,000,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”) and (b) 500,000 shares of Preferred Stock, $10.00 par value per share (the “Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of directors is hereby authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences, and rights and the qualifications, limitations, or restrictions thereof, of each such series of Preferred Stock, including without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting such series and the designation thereof, or any of the foregoing. The Board of Directors of directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences, and rights and the qualifications, limitations, and restrictions thereof stated in the resolution of the Board of Directors of directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

1 Final split ratio, within a range of 1-for-6 to 1-for-50, inclusive, to be determined by Board of Directors pursuant to authority granted by stockholders, as described in the accompanying proxy statement.